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                                  EXHIBIT 10.1
                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement ("Agreement") is made effective as of November 30, 2001, by Clayton Lau, an individual resident in Harris County, Texas ("BUYER") and Mountain Compressed Air, Inc., a Texas corporation("SELLER").

                                 R E C I T A L S

        Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Houston Dynamic Service, Inc., a Texas corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

        The parties, intending to be legally bound, agree as follows:

        1. DEFINITIONS

        For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

        "ACQUIRED COMPANY"--the Company.

        "BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

        "BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

        "BUYER"--as defined in the first paragraph of this Agreement.

        "CLOSING"--as defined in Section 2.3.

        "CLOSING DATE"--the date and time as of which the Closing actually takes place.

        "COMPANY"--as defined in the Recitals of this Agreement.


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        "CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

        "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

        (a)     the sale of the Shares by Seller to Buyer;

        (b) the execution, delivery, and performance of the Promissory Note and the Amendment;

        (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and


        (a) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

        "CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

        "ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

        "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

        "GOVERNMENTAL BODY"--any:

        (d) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

        (a)     federal, state, local, municipal, foreign, or other government;

        (a) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

        (a)     multi-national organization or body; or

        (a) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:


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        (b)     such individual is actually aware of such fact or other matter;
                or

        (c) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

        A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

        "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

        "ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

        "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

        (b) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

        (c) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

        (d) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

        "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

        "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.


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        "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "PROMISSORY NOTE"--as defined in Section 2.4(b)(ii).

        "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

        "SELLER"--as defined in the first paragraph of this Agreement.

        "SHARES"--as defined in the Recitals of this Agreement.

        "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

        3. SALE AND TRANSFER OF SHARES; CLOSING

                2.1 SHARES

        Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

                2.2 PURCHASE PRICE

        The purchase price (the "Purchase Price") for the Shares will be: (a) $930,000.00, (b) the accounts receivable of the Company which shall total at least $530,000.00 and which are listed on Exhibit "A" hereto, and (c) any excess cash of the Company over $100,000.00 on the Closing Date.

                2.3 CLOSING

        The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel at the offices of Wilson, Cribbs, Goren & Flaum, P.C. 440 Louisiana, Suite 2200, Houston, Texas, at 10:00 a.m. (local time) on December 4, 2001, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.


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                2.4 CLOSING OBLIGATIONS

        At the Closing:

        (a) Seller will deliver to Buyer:

               (i) certificates representing the Shares, duly endorsed for transfer to Buyer;

               (ii) the Amendments to Key Employee and Severance Agreements between the Company and Clayton Lau and Bonita J. Witt in the form of Exhibit "B", (collectively, the "Amendments");

               (iii) Seller will retain all the accounts receivable (which shall total at least $530,000.00) as listed on Exhibit "A" hereto;

               (iv) Seller will retain the accrued payroll, accrued commissions and all other accruals and the accounts payable on the books of the Company through November 30, 2001, listed on the books of the Company, but in no event shall such amount exceed $275,000.00;

               (v) The Company will transfer and assign to Seller any cash of the Company in excess of $100,000.00 at Closing. In the event that the Company does not have $100,000.00 in cash at Closing, Seller will contribute any shortfall at Closing to the Company;

               (vi) The Seller will retain and assume all indebtedness of the Company to Wells Fargo Bank Texas, National Association and Wells Fargo Energy Capital, Inc. and release in writing the Company from any liability thereunder, except Buyer will retain the real estate note on the Company's Facilities and real estate with Frost Bank; and

               (vii) Seller will except as provided in this Agreement cause all indebtedness previously owed to the Company by Seller to be cancelled as of the Closing and all indebtedness of Seller to the Company to be cancelled as of the Closing.

        (b) Buyer will deliver to Seller:

               (i) a promissory note payable to Seller in the principal amount of $930,000.00 in the form of Exhibit "C" (the "Promissory Note") secured by the assets, inventory, machinery and equipment of the Company as described in that certain Security Agreement in the form of Exhibit "D" ("Security Agreement");

               (ii) the Amendments executed by Clayton Lau and Bonita J. Witt, respectively;

               (iii) the Company will assign, transfer and convey all accounts receivable (which shall total at least $530,000.00) as described on Exhibit "A" hereto and that the


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        General Conveyance, Transfer and Assignment in the form of Exhibit "E"
        hereto, ("General Conveyance"),

               (iv) and any cash of the Company over $100,000.00 on the Closing Date; and

               (v) allow Seller to use the three (3) existing offices currently used by Seller's employees at the Company's Facilities, including phone, fax and computer network support until January 31, 2002, and Seller will pay to the Company $500.00 per month for the lease of such offices.

Both Seller and Buyer will cooperate and use their Best Efforts to obtain the written consent of Wells Fargo Bank Texas, National Association, Wells Fargo energy Capital, Inc. and Frost Bank to the Contemplated Transaction.

                        3. REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer as follows:

                        3.1 ORGANIZATION AND GOOD STANDING

               Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of Texas.

                        3.2 AUTHORITY; NO CONFLICT

        (b) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of the endorsed share certificate, Agreement, Amendments and release of the Wells Fargo indebtedness (collectively, the "Seller's Closing Documents"), the Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller' Closing Documents and to perform their obligations under this Agreement and the Seller's Closing Documents.

        (c) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):


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                (i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Seller, or any resolution adopted by the board of directors or the stockholders of the Company;

                (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or either Seller, or any of the assets owned or used by the Company, may be subject;

Neither Seller or the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions except the Wells Fargo Bank Texas, National Association, Wells Fargo Energy Capital, Inc. and Frost Bank which has been obtained.

                3.3 CAPITALIZATION

        Seller is, and will be on the Closing Date, the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. There are a total of 1,000 shares that have been issued, all of which will be conveyed to Buyer.

                3.4 FINANCIAL STATEMENTS

        Seller have delivered to Buyer: unaudited consolidated balance sheets of the Company as at December 31 in each of the years 1998 through 2000, and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements.

                3.5 BOOKS AND RECORDS

        The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. At the Closing, all of those books and records will be in the possession of the Company.

                3.6 TITLE TO PROPERTIES; ENCUMBRANCES

        The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the Facilities owned or operated by the Company. All material properties and assets are free and clear of all Encumbrances except for liens on the real property to Frost Bank. All assets, equipment and machinery of the Company are being transferred AS IS, WHERE IS, WITH NO


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WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE. Buyer is purchasing the equipment and machinery of the Company based on their own knowledge and no warranties of fitness, repair or capability.



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                4. REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as follows:

                4.1 ORGANIZATION AND GOOD STANDING

        Buyer is an individual resident in Houston, Harris County, Texas.

                4.2 AUTHORITY; NO CONFLICT

               (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer and the Company in accordance with its terms. Upon the execution and delivery by Buyer and the Company of the Agreement, Amendments, General Conveyance and the Promissory Note (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

               (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions.

                4.3 INVESTMENT INTENT

        Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

                4.4 CERTAIN PROCEEDINGS

        There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

                4.5 BROKERS OR FINDERS

        Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such


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payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

                5. COVENANTS OF SELLER PRIOR TO CLOSING DATE

                5.1 ACCESS AND INVESTIGATION

        Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company and its Representatives to afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data.

                5.2 BEST EFFORTS

        Between the date of this Agreement and the Closing Date, Seller will use their Best Efforts to cause the conditions in Section 7 and 8 to be satisfied.

                6. COVENANTS OF BUYER PRIOR TO CLOSING DATE

                6.1 APPROVALS

        Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Seller and the Company with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Seller in obtaining all consents necessary to consummate this Agreement.

                6.2 BEST EFFORTS

        Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

        Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                7.1 ACCURACY OF REPRESENTATIONS

        All of Seller's representations and warranties in this Agreement, and each of these representations and warranties, must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date.

                7.2 SELLER'S PERFORMANCE


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        All of the covenants and obligations that Seller are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, and each of these covenants and obligations must have been duly performed and complied with in all material respects.

        Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Section 2.4 must have been performed and complied with in all respects.

                7.3 CONSENTS

        Any Consent necessary to consummate the Contemplated Transaction must be in full force and effect.

                7.4 NO PROCEEDINGS

        Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

                8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

        Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

                8.1 ACCURACY OF REPRESENTATIONS

        All of Buyer's representations and warranties in this Agreement, and each of these representations and warranties, must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                8.2 BUYER'S PERFORMANCE

        All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.


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        Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have performed all actions required to be made by Buyer pursuant to Sections 2.4(b).

                8.3 CONSENTS

        Any Consents necessary to consummate the Contemplated Transaction must be in full force and effect.

                8.4 NO INJUNCTION

        There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Seller to Buyer, and
(b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                9. TERMINATION

                9.1 TERMINATION EVENTS

        This Agreement may, by notice given prior to or at the Closing, be terminated:

               (a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

               (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller have not waived such condition on or before the Closing Date;

               (c) by mutual consent of Buyer and Seller; or

               (d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 2001, or such later date as the parties may agree upon.

                9.2 EFFECT OF TERMINATION

        Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a


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party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                10. INDEMNIFICATION; REMEDIES

                10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY
                KNOWLEDGE

        All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of six (6) months.

                10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

        Seller, jointly and severally, will indemnify and hold harmless Buyer and his respective Representatives (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with any Breach of any representation or warranty made by Seller in this Agreement, or any other certificate or document delivered by Seller pursuant to this Agreement.

                10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

        Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement,
(b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

                10.4 TIME LIMITATIONS

        If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before May 1, 2002, Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before May 1, 2002, Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

                10.5 LIMITATIONS ON AMOUNT

        Seller will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.2 until the total of all Damages with respect to such matters exceeds $50,000.00, and then only for $100,000.00 and no more. Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.3 until the total of all Damages with respect to such matters exceeds $50,000.00, and then only for $100,000.00 and no more.

                10.6 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

               (a) Promptly after receipt by an indemnified party under Section
        10.2 or Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

               (b) If any Proceeding referred to in Section 10.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

               (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

               (d) Seller hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.

        10.7 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

        A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                11. GENERAL PROVISIONS

                11.1 EXPENSES

        Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will pay reasonable attorneys fees to counsel for Buyer.

                11.2 PUBLIC ANNOUNCEMENTS

        Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Seller determines. Unless consented to by Seller in advance or required by Legal Requirements, prior to the Closing Buyer shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the

Contemplated Transactions, and Seller will have the right to be present for any such communication.

                11.3 CONFIDENTIALITY

        Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

                11.4 NOTICES

        All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                             SELLER: Mountain Compressed Air, Inc.
                             2466 Commerce Blvd.
                             Grand Junction, Colorado 81505
                             Attn: Munawar H.  Hidayatallah
                             Facsimile No: (970) 243-3260

                             with a copy to: Wilson, Cribbs, Goren & Flaum, P.C. 440 Louisiana, Suite 2200
                             Houston, TX 77002
                             Attn: Theodore F.  Pound III
                             Facsimile No: (713) 229-8824

                             BUYER: Clayton Lau
                             8150 Lawndale
                             Houston, Texas 77012
                             Facsimile No: (713) 928-6200

                             With a copy to: Randall B. Strong
                             1515 North Alexander Drive, Suite 306
                             Baytown, Texas 77520
                             Telephone No: (281) 428-2200
                             Facsimile No: (281) 427-0864

                11.5 JURISDICTION; SERVICE OF PROCESS

        Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                11.6 FURTHER ASSURANCES

        The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                11.7 WAIVER

        The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                11.8 ENTIRE AGREEMENT AND MODIFICATION

        This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

                11.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

        Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                11.10 SEVERABILITY

        If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                11.11 SECTION HEADINGS, CONSTRUCTION

        The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                11.12 TIME OF ESSENCE

        With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                11.13 GOVERNING LAW

        This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

                11.14 COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                       SELLER:

                                       MOUNTAIN COMPRESSED AIR, INC.


                                       ----------------------------------------
                                       Munawar H. Hidayatallah,
                                       Chief Executive Officer


                                       BUYER:

                                       ----------------------------------------